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EXHIBIT 99.1

HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

SELECTED DEBT SECURITIES RATINGS

                                            Standard          Moody's
                                            & Poor's        Investors
                                         Corporation          Service         Fitch, Inc.
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At June 30, 2003
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
Household Finance Corporation
     Senior debt                                  A               A1                   A
     Senior subordinated debt                     A-              A2                   A-
     Commercial paper                             A-1             P-1                  F-1

Household Bank (Nevada), N.A./(1)/
     Senior debt                                  A               A1                   A
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

/(1)/ On July 1, 2002, Household Bank (Nevada), N.A. was merged with and into
      Household Bank (SB), N.A.